UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2018

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on March 27, 2017, the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”), approved separate contingent bonus agreements (the “Bonus Agreement”) with certain key employees and named executive officers, including Bret Allan, Senior Vice President and Chief Financial Officer of the General Partner, and Joel Moxley, Senior Vice President and Chief Commercial Officer of the General Partner. Under such Bonus Agreements, Messrs. Allan and Moxley, along with other key employees, will be eligible to receive a cash bonus payment in the event of a Change of Control (as such term is defined in the Bonus Agreement), so long as such employee remains employed by the General Partner as of the Change of Control. In connection with the previously announced Agreement and Plan of Merger, dated October 31, 2017, by and among the Partnership, the General Partner, American Midstream Partners, LP, American Midstream GP, LLC and Cherokee Merger Sub LLC (as amended, the “Merger Agreement”), the Board determined that each of Messrs. Allan and Moxley would be entitled to receive a $600,000 Change of Control bonus payment upon the closing of the Merger Agreement. Upon the termination of the Merger Agreement, as previously disclosed on July 30, 2018, the approved $600,000 Change of Control bonus payment was no longer effective. On August 16, 2018, the Board approved an amount of $450,000 as the Change of Control bonus payment for each of Messrs. Allan and Moxley, which amount will be payable to such individual if he remains employed by the General Partner and a transaction occurs which results in a Change of Control.
Effective August 14, 2018, the General Partner entered into retention agreements (each a “Retention Agreement”) with certain key employees and named executive officers, including Messrs. Allan and Moxley. Pursuant to the Retention Agreement, each of Messrs. Allan and Moxley will be eligible to receive a cash payment of $150,000 if his employment with the General Partner continues through December 31, 2018, or until a Change of Control (as defined in the Retention Agreement) event occurs or until he is involuntarily terminated by the General Partner without cause prior to December 31, 2018.
The foregoing description of the Bonus Agreement is qualified in its entirety by reference to the form of Bonus Agreement, a form of which is attached as Exhibit 10.1 to the Partnership’s Current Report filed with the Securities and Exchange Commission on March 27, 2017 and is incorporated herein by reference. The foregoing description of the Retention Agreement is qualified in its entirety by reference to the form of Retention Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are attached hereto and filed herewith

Exhibit No.	Description
10.1	Form of Retention Agreement by and between Southcross Energy Partners GP, LLC and each of Bret M. Allan and Joel Moxley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southcross Energy Partners, L.P.
	By:	Southcross Energy Partners GP, LLC, its general partner

Dated: September 12, 2018	By:	/s/ Kelly J. Jameson
Name: Kelly J. Jameson
Title: Senior Vice President, General Counsel and Secretary